Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Resolute Energy Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of December 2, 2016.

Firewheel Energy, LLC

By:	/s/ Jason DeLorenzo
Name: Jason DeLorenzo
Title: Manager

EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C,
General Partner of EnCap Investments L.P.

By:	/s/ Jason DeLorenzo
Name: Jason DeLorenzo
Title: Managing Partner

EnCap Partners, LLC

By:	/s/ Jason DeLorenzo
Name: Jason DeLorenzo
Title: Managing Partner